UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 29, 2016, Chesapeake Energy Corporation issued a press release regarding the commencement of a private placement to eligible purchasers of $850 million aggregate principal amount of convertible senior notes due 2026. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference in this current report.

In connection with the private placement, we are providing the following information, which is also disclosed in the confidential offering circular for the private placement:

Litigation Concerning Redemption of 2019 Notes

As previously disclosed, in connection with the litigation related to our notice issued on March 15, 2013 to redeem all of our 6.775% Senior Notes due 2019 (the “2019 Notes”) at par (plus accrued interest through the redemption date) pursuant to the special early redemption provision of the supplemental indenture governing the 2019 Notes, we filed a notice of appeal on July 27, 2015 of an amended judgment entered on July 17, 2015 by the U.S. District Court for the Southern District of New York awarding the trustee for the 2019 Notes $380 million plus prejudgment interest in the amount of $59 million. We posted a supersedeas bond in the amount of $461 million (reflected as an outstanding letter of credit under our Credit Facility) to stay execution of the judgment while appellate proceedings are pending. We accrued a loss contingency of $100 million for this matter in 2014 and accrued an additional $339 million in 2015. On September 15, 2016, the United States Court of Appeals for the Second Circuit affirmed the trial court’s ruling. We intend to seek a rehearing en banc of the appeal by the U.S. Court of Appeals for the Second Circuit and may file a writ of certiorari with the United States Supreme Court.

Regulatory Proceedings

As previously disclosed, we have received, from the U.S. Department of Justice (“DOJ”) and certain state governmental agencies and authorities, subpoenas and demands for documents, information and testimony in connection with investigations into possible violations of federal and state antitrust laws relating to our purchase and lease of oil and natural gas rights in various states. We also have received DOJ, U.S. Postal Service and state subpoenas seeking information on our royalty payment practices. In addition, we have received a DOJ subpoena seeking information on our accounting methodology for the acquisition and classification of oil and gas properties and related matters. We have engaged in discussions with the DOJ, U.S. Postal Service and state agency representatives and continue to respond to such subpoenas and demands.

This current report does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the securities will be made only by means of a confidential offering circular pursuant to Rule 144A under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated September 29, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    September 29, 2016

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated September 29, 2016